                                                                  Exhibit 99.03


                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                 Financial Statements and Supplemental Schedule

                                December 31, 2001

                   (With Independent Auditors' Report Thereon)

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                                DECEMBER 31, 2001



                                      Index

                                                                                                Page
                                                                                                ----
Independent Auditors' Report                                                                      1

Financial Statements:

    Statement of Net Assets Available for Plan Benefits
       as of December 31, 2001                                                                    2

    Statement of Changes in Net Assets Available for Plan Benefits
       for the Year Ended December 31, 2001                                                       3

    Notes to Financial Statements                                                                 4

Supplemental Schedule *

    Schedule H, Line 4i - Schedule of Assets (Held at End of Year) - December 31, 2001           14



* Schedules required by Form 5500 which are not applicable have not been included.

                          INDEPENDENT AUDITORS' REPORT


To The Plans Administration Committee of
Citigroup Inc.:

We have audited the accompanying statement of net assets available for plan benefits of Citibuilder 401(k) Plan for Puerto Rico (the "Plan") as of December 31, 2001 and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's Administrator. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's Administrator, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the net assets available for Plan benefits of the Plan as of December 31, 2001, and changes in net assets available for plan benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedule H, Line 4i - Schedule of Assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's Administrator. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements, taken as a whole.


KPMG LLP



New York, New York
June 27, 2002

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                             AS OF DECEMBER 31, 2001



                                                           2001
                                                           ----
  ASSETS

  Investments                                          $  997,566

  Receivables:
      Dividends                                               368
      Employer Contributions                            1,234,013
                                                       ----------
       Total Receivables                                1,234,381
                                                       ----------
       TOTAL ASSETS                                     2,231,947
                                                       ----------
  NET ASSETS AVAILABLE FOR PLAN BENEFITS               $2,231,947
                                                       ==========



See accompanying notes to financial statements.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          YEAR ENDED DECEMBER 31, 2001


                                                                       2001
                                                                       ----
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Activity:
    Dividends                                                      $    7,384
    Interest                                                              488
    Net Appreciation in Fair Value of Investments (Note 3)             (2,002)
                                                                   ----------
                                                                        5,870
    Less: Trustee/Administrative Expenses
                                                                         (236)
                                                                   ----------
    Net Investment Income                                               5,634
                                                                   ----------
Contributions:
    Participant                                                       997,370
    Employer                                                        1,234,013
                                                                   ----------
    Total Contributions                                             2,231,383

TOTAL ADDITIONS                                                     2,237,017
                                                                   ----------
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:

Distributions to Participants                                          (5,070)

TOTAL DEDUCTIONS                                                       (5,070)
                                                                   ----------
    Net Increase in Net Assets Available for Plan Benefits          2,231,947
                                                                   ----------
Net Assets Available for Plan Benefits
Beginning of Year                                                          --
                                                                   ----------
End of Year                                                        $2,231,947
                                                                   ==========


See accompanying notes to financial statements.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


1.    PLAN DESCRIPTION

      The Citibuilder 401(k) Plan for Puerto Rico (the "Plan") commenced on January 1, 2001. The following brief description of the Plan is provided for general information purposes only. Participants should refer to the Citibuilder 401(k) Plan for Puerto Rico Summary Plan Description for more complete information. Citibank, N.A. (Puerto Rico), a subsidiary of Citigroup Inc., is the Plan sponsor.

      GENERAL

      The Plan is a defined contribution plan designed to encourage savings on the part of eligible employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      EMPLOYEE CONTRIBUTIONS

      An eligible employee is defined as an employee of a Citigroup related company, as defined in the summary plan description, residing and working in Puerto Rico whose compensation is reported on a Form 499R-2/W-2PR wage reporting statement issued by that contributing company. Each year, eligible employees may elect to have a portion of their total compensation, including overtime, reduced each pay period, in any 1% increment, by an amount from 1% to 10% of their compensation up to $8,000 as pre-tax contributions. Employee pre-tax contributions and employer contributions (described below), as well as the earnings thereon, are taxed to the participant at the time of distribution.

      EMPLOYER CONTRIBUTIONS

      There are four types of employer contributions:

      A.    SPECIAL COMPANY CONTRIBUTION

            For the plan year ended December 31, 2001 ("2001 Plan Year"), the Company contributed, on behalf of each eligible participant, $350 for each full-time eligible employee earning $40,000 or less per annum who was employed by the Company at December 31, 2001 and had at least one year of service. In addition, in the 2001 Plan Year, the Company contributed $175 for each part-time eligible employee employed by the Company as of December 31, 2001 and who had at least one year of service, and earned an hourly rate of less than or equal to $20 per hour during the year ended December 31, 2001.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

            Employees earning more than $40,000 per annum were not eligible to receive the Special Company Contribution. Additionally, employees employed as retail financial consultants at a domestic office of Salomon Smith Barney within the United States or the Commonwealth of Puerto Rico were not eligible to receive the Special Company Contribution.

            The Special Company Contribution ceased for Plan Years beginning on or after January 1, 2002.

      B.    5% DISCOUNT ON STOCK FUNDS

            Citigroup makes contributions on behalf of eligible participants who elect to have pre-tax contributions invested in the Citigroup Common Stock Fund by having such contributions invested at a 5% discount from the fair value of such stock ("Discount Contributions"). Employees of Citibank, Citigroup Corporate (excluding the Citigroup Investment Group), and the Citistreet LLC TBO and ID groups are not eligible for the 5% discount.

            Effective January 1, 2002, no further 5% discount is available for any employee/participant.

      C.    CITIBUILDER COMPANY CONTRIBUTIONS

            Citigroup Inc. (the "Company") provides a contribution to the Citigroup Stock Fund on behalf of eligible Citibank and Associates participants as defined in the Summary Plan Description on the basis of their total compensation as defined by the Plan. Participants credited with at least one year's service and employed on December 31 of that year receive a company contribution as shown on the following chart:

          ----------------------------------------------------------------------------------------------
          IF THEIR TOTAL COMPENSATION IS:     % OF TOTAL COMPENSATION
          ----------------------------------------------------------------------------------------------
          Up to $49,999.99                    3%
          ----------------------------------------------------------------------------------------------
          $50,000-$99,999.99                  Up to 3%
                                              For each $1 participants
                                              contribute, the company will
                                              contribute $1, up to 3% of
                                              their total compensation.
          ----------------------------------------------------------------------------------------------
          $100,000-$249,999.99                Up to 2% (on total compensation of up to $170,000).
                                              For each $1 participants contribute, the company will
                                              contribute 50 cents up to 2% of their total
                                              compensation.
          ----------------------------------------------------------------------------------------------
          $250,000 and above                  There is no company contribution.
          ----------------------------------------------------------------------------------------------

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

      Effective July 1, 2001, Salomon Smith Barney (SSB) employees working in Puerto Rico began participating in the Plan. These participants received the Special Company Contribution ("SCC") and the 5% discount, provided they were otherwise eligible for such contributions as set forth in the plan.

      Effective January 1, 2002, due to a change in plan provisions, the new company contribution, ("Company Match") replaced the SCC, the 5% discount, and the company contribution.

      If the participant is an eligible employee whose total compensation is $100,000 or less, his or her maximum Company Match will be the lesser of $1,500 or 3% of their total compensation, as shown on the following chart:

      --------------------------------------------------------------------------------------------
      CITIBUILDER 401(K) PLAN FOR PUERTO RICO COMPANY MATCH FOR 2002 TO BE CREDITED IN 2003
      --------------------------------------------------------------------------------------------
      If total compensation is:     For each $1 contributed by the       To a maximum of:
                                    participant, the Company will
                                    contribute:
      --------------------------------------------------------------------------------------------
                                                                         The lesser of 3% of total
      $0 to $50,000                                  $3                  compensation or $1,500
                                                                         annually
      ---------------------------------------------------------------
      $50,000.01 - $75,000                           $2
      ---------------------------------------------------------------
      $75,000.01 - $100,000                          $1
      --------------------------------------------------------------------------------------------
                                    No matching contribution will be
      Greater than $100,000         made
      --------------------------------------------------------------------------------------------

      VESTING

      A participant becomes vested in the company contributions:

      - Upon completion of five years of service. Once five years of service have been attained, any company contribution made in a participant's behalf will be immediately vested.

      - If a participant reaches age 55, dies or becomes disabled while in service.

      - In the case of a full or partial termination of the Plan or complete discontinuance of contributions under the Plan.

      Once a participant is vested in his or her company contributions, those contributions will be available for distribution or rollover once he or she leaves the Company.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


      Although it has not expressed any intention to do so, Citibank, N. A. (Puerto Rico), a subsidiary of Citigroup Inc., the Plan sponsor, has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, either full or partial, all amounts credited to the participants' accounts shall become 100% vested and, therefore, will not be subject to forfeiture.

      INVESTMENTS

      Banco Popular is the Trustee of the Plan. All contributions to the Plan are held in a Trust Fund established under the Plan and, as of December 31, 2001, are invested in one or more of 21 investment funds. Company contributions are made into the Citigroup Stock Fund. Participant contributions are invested in the investment funds at the participants' discretion in increments of 1%.

      A participant may elect daily to change the allocation of future participant contributions among the funds at any time.

      ROLLOVER AND TRANSFER CONTRIBUTIONS

      The Plan permits participants to have their interests in other Puerto Rico qualified profit-sharing plans transferred to the Plan. However, rollovers from an IRA are not permitted under Puerto Rico law. Transfers or rollovers to the Plan may only be made with the approval of the Plan Administrator and do not affect any other contributions made by or on behalf of a participant.

      LOANS

      Subject to the Plan's provisions and the requirements contained within ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), participants may apply for a loan from the Plan at an annual interest rate equal to the prime rate, as published in The Wall Street Journal for the first business day of the month in which the loan application is initiated, plus one percent.

      Loans may be made for a minimum amount of $500, the maximum of which would be 50% of the participant's account balance up to $50,000 less the highest outstanding loan balance in the last twelve months.

      Loan repayments by participants who are employed by the company are generally made through after-tax payroll deductions. A one-time non-deductible and non-refundable loan application fee is deducted from the participant's Plan account at the time the loan is processed.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


      PAYMENT OF BENEFITS

      Prior to termination of employment, a participant may withdraw, subject to the Plan's notice requirements, all or a portion of the value of his or her rollover contributions account, all or a portion of the vested value of his or her account if the participant has attained age 59-1/2 or becomes totally and permanently disabled, or all or a portion of the value of his or her contributions account in the event of demonstrated financial hardship, subject to the Plan's provisions.

      A participant, after leaving the Company, can have the total of his or her account distributed in a lump-sum payment, or if the vested account balance is greater than $5,000, in installments or annuities.

      Withdrawals to which a participant is entitled are the amounts that can be provided by the contributions and income thereon (including net realized and unrealized investment gains and losses) allocated to each participant's account. Withdrawals from the Citigroup Common Stock Fund may be paid in either shares of common stock or cash at the discretion of the participant.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A)   ACCOUNTING METHOD

            The financial statements of the Plan have been prepared on the accrual basis of accounting.

      (B)   INVESTMENT VALUATION AND INCOME RECOGNITION

            The shares of common stock held by the Citigroup Common Stock Fund are valued at the last reported sale price on the New York Stock Exchange. The shares of mutual and commingled funds are valued at the net asset value per share as reported by the sponsor of the mutual and commingled fund.

            Short-term money market investments and participant loans are valued at cost plus interest received, which approximates fair value. Guaranteed investment contracts and guaranteed annuity contracts are valued at cost, which approximates fair market value.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

            Purchases and sales of investments are recorded on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      (C)   PAYMENT OF BENEFITS

            Benefits are recorded when paid.

      (D)   USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of assets, liabilities, changes therein, and disclosure of contingent assets and liabilities at the date the financial statements are prepared. Actual results could differ from those estimates.

      (E)   MARKET RISK

            The Plan provides for various investments in common stock, short-term investments, mutual funds, commingled funds, investment contracts, and other investments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility risk. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits and participant account balances.

      (F)   CREDIT RISK

            The Plan's exposure to a concentration of credit risk is limited by the diversification of investments across 21 participant-directed fund elections. Additionally, the investments within each participant-directed fund election are further diversified into varied financial instruments, with the exception of the Citigroup Stock Fund, which invests in a single security.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

3.    INVESTMENTS

      A summary of the Plan's investments as of December 31, 2001 is listed below. Investments that represent more than 5% (or $49,878) of the Plan's assets are separately identified:


                                                                                2001
                                                                                ----
     Investments at fair value as determined by quoted market prices:
       Citigroup Common Stock                                                  249,140
       U.S. Government and Agency Obligations                                    3,197
       Corporate Bonds                                                           2,026
       Foreign Bonds                                                               122
       Smith Barney Aggressive Growth Fund                                     179,319
       Smith Barney Money Funds Inc.                                            63,316
       Smith Barney Appreciation Fund                                           56,356
       Smith Barney Large Cap Growth Fund                                      105,844
       Smith Barney Large Cap Value Fund                                       101,816
       Other Mutual and Commingled Funds                                       216,880
                                                                               -------
                                                                               978,016
                                                                               -------
     Investments at Contract Value
       Short Term Investment Fund                                                1,842
       Guaranteed Investment Contracts                                          17,708
                                                                               -------
                                                                                19,550
                                                                               -------
     Total Investments, at value                                               997,566
                                                                               =======

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

      During the year ended December 31, 2001, the Plan's investments (including investments bought, sold and held during the year) appreciated in value by $8,381 as follows:


                                               2001
                                               ----
      Citigroup Common stock                   $ 5,366
      Mutual and commingled funds               (7,336)
      Bonds                                        (32)
                                               -------
                                               $(2,002)
                                               =======


4.    NON - PARTICIPANT DIRECTED INVESTMENTS

      Company Contributions paid to the Plan on behalf of a participant must stay in the Citigroup Common Stock Fund for five Plan years. After five Plan years, the restriction on the Company Contribution, made five years previously, lapses and that portion of Company Contributions and its earnings can be transferred to any of the available investment options.

      This five-year restriction also lapses when the participant reaches age
      55. Once a participant is vested in his or her company contributions the funds are available for distribution or rollover when he or she leaves Citigroup.

      Information about the net assets and significant components of the changes in the net assets relating to the non-participant directed investment is as follows:


                                                                DECEMBER 31,
                                                                   2001
                                                                   ----
             Net Assets:
                 Employer Contributions Receivable              $1,234,013
                                                                ==========

                                                           YEAR ENDED DECEMBER 31,
                                                                     2001
                                                                     ----
            Change in Net Assets:
                Employer Contributions                           $1,234,013
                                                                 ==========

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


5.    FEDERAL INCOME TAX CONSEQUENCES

      The Plan has applied for but has not yet received a qualification letter from the Puerto Rico Department of Treasury stating that the Plan as designed is in compliance with the applicable requirements of the Puerto Rico Internal Revenue Code. The Plan Administrator and the Plan's Legal Counsel believe that the Plan currently is designed and being operated in compliance with the applicable requirements of the Puerto Rico Internal Revenue Code, and that, therefore, the Plan qualifies as tax-exempt under
      Section 1165(a) of the Puerto Rico Internal Revenue Code, and the related trust continues to be tax-exempt as of December 31, 2001. Therefore, no provision for income taxes is included in the Plan's financial statements.

6.    RELATED PARTY TRANSACTIONS (PARTIES IN INTEREST)

      Certain Plan investments are shares of stock issued by Citigroup. Citibank, N.A. (Puerto Rico), a subsidiary of Citigroup, is the Plan sponsor as defined by the Plan.

      Certain Plan investments are shares of registered investment companies (mutual funds and investment contracts) that are valued by Mutual Management Corporation, a subsidiary of Salomon Smith Barney Holdings, Inc. and Salomon Brothers Asset Management, Inc. Both are subsidiaries of Citigroup Inc.

      Certain Plan investments are shares of commingled trust funds managed by State Street Bank and Trust ("State Street"). State Street is the custodian of the Plan's assets.

      On April 4, 2000, the Company and State Street Corporation announced the formation of CitiStreet LLC ("CitiStreet"), a joint venture. CitiStreet provides administrative, outsourcing, investment management and investment advisory services to the employee benefit plans of corporate, governmental and other organizations. Effective January 1, 2001, CitiStreet began managing the administration and recordkeeping for the plan.

7.    SUBSEQUENT EVENTS

      In March 2002, Travelers Property Casualty Corp. ("Travelers Property Casualty") sold approximately 23 percent of its common stock in an initial public offering (IPO). Of the remaining 77 percent of the Travelers Property Casualty Common Stock, approximately 67 percent will be distributed to Citigroup and Citibuilder Puerto Rico shareholders later in 2002.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001



      On the date of distribution:

      - A Travelers Property Casualty Common Stock Fund will be established within the Citigroup 401(k) Plan to receive shares of Travelers Property Casualty Common Stock that will be distributed in respect of shares in the Citigroup Common Stock Fund.

      - The market price of Citigroup Common Stock will be decreased to reflect the market price of the Travelers shares that have been distributed.

      - A participant will be able to transfer funds out of the Travelers Property Casualty Common Stock Fund but will not be able to make any additional investments in the Fund.

      - A separate Travelers Property Casualty Plan will be created. Participation in this plan will be limited to continuing Travelers Property Casualty employees and subsequent hires.

      - Funds representing Travelers Property Casualty participant vested and nonvested employee balances in the Citigroup 401(k) Plan will be transferred to the new Travelers Property Casualty Plan.

                      CITIBUILDER 401(k) PLAN FOR PUERTO RICO
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             AS OF DECEMBER 31, 2001


                                                       MATURITY       NUMBER                   MARKET VALUE
SECURITY DESCRIPTION                           RATE      DATE       OF SHARES     COST            12/31/01
--------------------                           ----      ----       ---------     ----            --------
STATE STREET BANK
*State Street Bank Short-Term Investment
  Fund                                        2.390%     12/31/30     1,006       1,006             1,006
*State Street Bank Short-Term Investment
  Fund                                        2.390%     12/31/30       836         836               836
                                                                                -------------------------
                                                                                  1,842             1,842
                                                                                =========================
COMMON STOCK
*Citigroup Inc.                                                      4,935     167,721           249,140
                                                                                -------------------------
                                                                                167,721           249,140
                                                                                =========================

U.S. GOVERNMENT AND AGENCY OBLIGATIONS
Federal Home Loan Banks                       6.875%     07/18/02        25          26                38
Federal Home Loan Banks                       6.145%     09/30/02        30          31                46
Federal Home Loan Banks                       6.250%     08/13/04        38          39                59
Federal Home Loan Mortgage Corp.              5.750%     07/15/03        51          53                79
Federal National Mortgage Association         7.500%     02/25/29        47          49                73
Federal National Mortgage Association         6.000%     05/15/08        26          27                39
Federal National Mortgage Association         5.125%     02/13/04        70          72               106
Federal National Mortgage Association         6.375%     06/15/09        38          40                59
Federal National Mortgage Association         7.125%     03/15/07        59          64                96
Federal National Mortgage Association         7.000%     07/15/05       210         224               334
Federal National Mortgage Association         5.500%     02/15/06       211         222               140
Federal National Mortgage Association         7.500%     12/25/31        88          93               138
Federal National Mortgage Association         7.000%     12/25/31        59          62                89
Federal National Mortgage Association         6.500%     12/01/02        10          10                15
Federal National Mortgage Association         6.500%     11/01/12         3           3                 4
Federal National Mortgage Association         6.500%     11/01/12         3           3                 5
Federal National Mortgage Association         6.500%     08/01/12         1           1                 1
United States Treasury Notes                  6.250%     02/15/03        49          51                76
United States Treasury Notes                  5.750%     08/15/03       141         145               217
United States Treasury Notes                  7.875%     11/15/04        73          81               120
United States Treasury Notes                  6.500%     10/15/06        38          40                61
United States Treasury Notes                  6.625%     05/15/07       105         115               170
United States Treasury Notes                  5.250%     05/15/04       117         120               180
United States Treasury Notes                  6.500%     02/15/10        60          64                96
United States Treasury Notes                  5.750%     08/15/10        63          66                97
United States Treasury Notes                  4.750%     01/31/03        19          19                29
United States Treasury Bills                     -       03/21/02       526         524               830
                                                                                -------------------------
                                                                                  2,244             3,197
                                                                                =========================
CORPORATE BONDS
ABN AMRO Bank N.V. Chicago Branch             7.125%     06/18/07        23          24                35
ALCOA Inc                                     5.875%     06/01/06        12          12                18
AOL Time Warner Inc.                          6.125%     04/15/06        24          24                36
AT&T Wireless Service Inc.                    7.875%     03/01/11        15          16                24
Atlantic Richfield CO                         5.900%     04/15/09        30          29                43
AXA Financial Inc.                            7.750%     08/01/10        26          27                41



See Accompanying Independent Auditors Report.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             AS OF DECEMBER 31, 2001



                                                             MATURITY      NUMBER OF                MARKET VALUE
IDENTITY OF ISSUE                                RATE          DATE          SHARES       COST        12/31/01
-----------------------------------------------------------------------------------------------------------------
CORPORATE BONDS CONTINUED
Bank of America                                 7.125%       09/15/06         11           12            18
Bayerische Landes Bank                          5.875%       12/01/08         24           24           325
Bellsouth Corp                                  5.000%       10/15/06         18           18            26
Boeing Capital Corporation                      6.100%       03/01/11         12           12            17
Burlingtron Northern Santa Fe                   7.125%       12/15/10         29           29            44
Conmcast Cable Communications                   6.750%       01/30/11         18           18            27
Conagra Inc.                                    6.000%       09/15/06         30           30            45
Cox Enterprises Inc.                            8.000%       02/15/07         18           19            29
Credit Swisse First Boston USA                  6.125%       11/15/11         18           18            26
CSX Corp                                        6.250%       10/15/08         29           29            42
Dayton Hudson Credit Card Master                6.250%       08/25/05         19           19            28
Devon Fing Corp ULC                             6.875%       09/30/11         15           15            22
Discover Card Master                            5.300%       11/15/06         24           24            37
El Paso Energy Corp.                            6.750%       05/15/09         15           14            21
El Paso National Gas Co                         6.750%       11/15/03         15           15            23
Electronic Data                                 7.125%       10/15/09         26           26            40
EOP Oper Ltd Partnership                        6.800%       01/15/09         26           26            39
ERAC USA Fin Co                                 8.000%       01/15/11         15           15            23
Fedex Corp                                      6.875%       02/15/06         23           23            34
Ford Motor Car  Co                              7.375%       10/28/09         16           17            24
General Electric Cap Corp                       8.850%       04/01/05         20           22            33
General Motors Acceptance Corp                  6.750%       01/15/06         11           12            17
Goldman Sachs Group Inc.                        6.875%       01/15/11         12           12            18
Household Financial Corp                        7.200%       07/15/06         26           28            41
International Business Machines                 5.375%       02/01/09         23           21            33
Kellogg Co                                      6.000%       04/01/06         15           15            23
Kroger Co                                       8.050%       02/01/10         14           15            22
Lehman Brothers Holdings, Inc.                  7.250%       10/15/03         15           16            24
Marsh and McLennan Cos Inc.                     6.625%       06/15/04         26           26            40
MBNA Master Credit Card TRII                    5.800%       12/15/05         23           23            35
Mellon Financial Co                             6.000%       03/01/04         21           21            32
Morgan Stanley Group Inc.                       6.100%       04/15/06         23           23            34
National Australia Bank Ltd                     8.600%       05/19/10         25           28            42
Nomura Asset Securities Corp.                   6.280%       03/17/28         21           22            33
Norwest Financial Inc.                          5.625%       02/03/09         27           26            39
Pemex Fin Ltd                                   7.330%       05/15/12         23           23            35
Pfizer Inc.                                     3.625%       11/01/04         26           27            39
Phillip Pete Co                                 8.750%       05/25/10         29           34            49
Qwest Cap Fdg Inc                               7.750%       08/15/06         15           16            23
Raytheon Corp.                                  6.450%       08/15/02         30           30            45
Sears Roebuck Accept Corp                       6.560%       11/20/03         15           15            23
Sprint Cap Corp                                 7.625%       01/30/11         23           24            35
Toyota Motor Car Corp                           5.500%       12/15/08         26           24            37


See Accompanying Independent Auditors Report.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             AS OF DECEMBER 31, 2001


                                                       MATURITY          NUMBER OF                 MARKET VALUE
IDENTITY OF ISSUE                           RATE         DATE             SHARES         COST       12/31/01
----------------------------------------------------------------------------------------------------------------
CORPORATE BONDS CONTINUED
Tyco International Group SA                6.375%      02/15/06              23            23           34
United Airlines                            7.032%      10/01/10              12            12           18
US Airways                                 7.076%      09/20/22              16            16           23
Viacom Inc                                 7.700%      07/30/10              15            16           24
Wal Mart Stores Inc.                       6.550%      08/10/04              26            28           41
Williams Holdings of Delaware              6.250%      02/01/06              18            18           26
Worldcom Inc.                              7.375%      01/15/06              12            11           18
                                                                                        ------------------
                                                                                        1,162        2,026
                                                                                        ==================

FOREIGN BONDS
Inter American Development Bank            5.750%      02/26/08              21            21           32
Ontario Province Canada                    7.375%      01/27/03               8             8           12
British Columbia Province Canada           5.375%      10/29/08              25            24           37
British Telecommunications                 8.125%      12/15/10              11            12           18
United Mexican States                      8.375%      01/14/11              15            16           23
                                                                                        ------------------
                                                                                           81          122
                                                                                        ==================
MUTUAL FUNDS
Conservative Focus Fund
*Bond Fund                                                                    8            99          150
*Daily Eafe SL Series A                                                       2            18           25
*Daily Emerging  Markets Series A                                             1             6            9
*Russell 2000 Index SL Fund                                                   1             6            9
*S & P 500 Flagship Series A                                                  1            43           62
Moderate Focus Fund
*Bond Fund                                                                   66           851        1,330
*Daily Eafe SL Series A                                                      40           467          646
*Daily Emerging  Markets Series A                                            23           151          230
*Russell 2000 Index SL Fund                                                  10           155          227
*S & P 500 Flagship Series A                                                  5         1,135        1,618

Aggressive Focus Fund
*Bond Fund                                                                   11           141          224
*Daily Eafe SL Series A                                                      19           229          324
*Daily Emerging Markets Series A                                             11            75          116
*Russell 2000 Index SL Fund                                                   5            77          114
*S & P 500 Flagship Series A                                                  3           556          811

*Amvescap 500 Index Fund                                                    970        20,769       31,171
*SSGA Russell 2000 Index SL Fund                                          1,270        19,815       29,434
*Salomon Brothers Investors Fund                                            717        13,991       20,783
*Salomon Brothers Service Funds Inc.                                      2,166        16,809       24,969
 Smith Barney Large Cap Value                                             4,057        68,542      101,816


See Accompanying Independent Auditors Report.

                     CITIBUILDER 401(k) PLAN FOR PUERTO RICO
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             AS OF DECEMBER 31, 2001


                                                       MATURITY      NUMBER OF                    MARKET VALUE
IDENTITY OF ISSUE                            RATE        DATE         SHARES           COST         12/31/01
---------------------------------------------------------------------------------------------------------------
MUTUAL FUNDS CONTINUED
*Smith Barney Income Fund                                               1,382           9,272         13,773
*Smith Barney Appreciation Fund                                         2,659          37,939         56,356
*Smith Barney Investment Funds Inc.                                     2,978          28,086         41,721
*Smith Barney  Large Cap Growth Fund                                    3,406          71,254        105,844
*Smith Barney Aggressive Growth Fund                                    1,148         120,718        179,319
*Smith Barney Money Funds Inc.                                         63,316          63,316         63,316
*Smith Barney World Funds Inc.                                            905          12,218         18,150
Dimensional Investment Group Inc.                                          86             650          1,098
Dimensional Investment Group Inc.                                         737           6,775          9,931
Euro Pacific Growth Fund                                                  223           6,377          9,473
Templeton Developing Markets                                              702           7,058         10,483
                                                                                      ----------------------
                                                                                      507,598        723,531
                                                                                      ======================

GUARANTEED INVESTMENT CONTRACTS**
AIG Life Companies                          6.640%    01/01/2099           42              42             42
AIG Life Companies                          6.557%    12/31/2002           97              97             97
AIG Life Companies                          6.557%    01/01/2004          107             107            107
C.N.A.                                      6.551%    01/01/2099           82              82             82
CDC Capital                                 6.087%    01/01/2002           62              62             62
John Hancock                                7.300%    10/01/2003           69              69             69
John Hancock                                5.989%    01/02/2003           95              95             95
John Hancock                                6.570%    07/01/2002           86              86             86
John Hancock                                6.330%    01/02/2003           42              42             42
Mass Mutual                                 6.500%    12/01/2099          202             202            202
Metropolitan Life                           5.923%    07/01/2002          142             142            142
Metropolitan Life                           7.310%    07/05/2022           96              96             96
Metropolitan Life                           5.800%    10/01/2002           31              31             31
Metropolitan Life                           6.700%    07/01/2002           62              62             62
New York Life Insurance                     6.741%    04/01/2002           43              43             43
New York Life Insurance                     6.893%    12/31/2002          105             105            105
New York Life Insurance                     6.663%    07/01/2002          106             106            106
Principal Mutual Life                       6.206%    12/31/2002           27              27             27
Principal Mutual Life                       6.490%    09/30/2002           85              85             85
*Travelers Life Insurance No. 14609A        6.070%    01/01/2099           19              19             19
*Travelers Life Insurance No. 16384         6.750%    01/01/2099          135             135            135
*Travelers Life Insurance No. 16569         6.034%    01/01/2099           68              68             68
*Travelers Life Insurance No. 16878         5.950%    12/31/2049        4,513           4,513          4,513
*Travelers Life Insurance No. 16878         6.379%    01/01/2099        6,244           6,244          6,244
*Travelers Life Insurance No. 16958         5.750%    01/01/2099           19              19             19



See Accompanying Independent Auditors Report.

                    CITIBUILDER 401(k) PLAN FOR PUERTO RICO
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             AS OF DECEMBER 31, 2001


                                                         MATURITY        NUMBER OF                   MARKET VALUE
IDENTITY OF ISSUE                              RATE        DATE           SHARES           COST         12/31/01
------------------------------------------------------------------------------------------------------------------
GUARANTEED INVESTMENT CONTRACTS CONTINUED
*Travelers Life Insurance No. 17104           6.750%    01/01/2099           730             730             730
*Travelers Life Insurance No. 17449           6.729%    01/01/2004           879             879             879
*Travelers Life Insurance No.17653            6.729%    03/01/2005           834             834             834
*Travelers Life Insurance No. GR8             6.110%    01/01/2099         2,689           2,689           2,689
                                                                                        --------        --------
                                                                                          17,708          17,708
                                                                                        ========        ========
TOTAL                                                                                   $698,356        $997,566
                                                                                        ========        ========


* Parties in interest exempt under ERISA Regulations. See note 6 to Financial Statements.

** The interest rates of the guaranteed investment contracts range from 5.75% to 7.31%.


See Accompanying Independent Auditors Report.